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                                                                   EXHIBIT 10.17



                            NON-COMPETITION AGREEMENT

                  This Non-Competition Agreement (this "Agreement") dated May 31, 2000 is made and entered into by and among Medical Device Manufacturing, Inc., d/b/a Rivo Technologies, a Colorado corporation ("MDMI"), UTI Corporation, a Pennsylvania corporation ("UTI"), and Barry Aiken ("Aiken").

                                   WITNESSETH:

                  WHEREAS, UTI Acquisition Corp., a Colorado corporation and wholly-owned subsidiary of MDMI has entered into that certain Share Purchase Agreement, dated May 31, 2000 (the "Purchase Agreement"), by and among UTI Acquisition Corp., UTI, Aiken and the other shareholders of UTI (Aiken, together with the other shareholders of UTI, the "Sellers"), pursuant to which UTI Acquisition Corp. is purchasing from the Sellers all of the outstanding capital stock of UTI;

                  WHEREAS, UTI Acquisition Corp. is unwilling to proceed with the transactions contemplated by the Purchase Agreement (the "Purchase") unless Aiken agrees to refrain from engaging in certain activities described herein, and UTI Acquisition Corp. has conditioned its commitment to proceed with the transactions under the Purchase Agreement upon the receipt of this duly executed Agreement from Aiken.

                  NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the agreement of UTI Acquisition Corp. to consummate the Purchase, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MDMI, and Aiken agree as follows:

                  1. Non-Competition Commitment.

                           (a) Agreement Not to Compete. Aiken agrees that,
during the Non-Competition Period (as defined below), Aiken shall not, directly or indirectly, through an Affiliate (as defined below) or otherwise, either for the benefit of himself or for the benefit of any other person, firm, corporation, governmental or private entity, or any other entity of any kind, without the prior written consent of MDMI and UTI, which consent may be withheld by MDMI or UTI, in its sole discretion, compete with MDMI, UTI or any Affiliate of either MDMI or UTI in any manner or capacity (e.g., through any form of ownership or as an advisor, principal, agent, consultant, partner, joint venturer, officer, director, stockholder, employee, member of any association or otherwise) in any phase of the business that MDMI, UTI or any Affiliate of either MDMI or UTI is conducting during the term of this Agreement or has specific plans of which Aiken is aware to conduct business within the geographical area described in Section 1(b) below that (i) is related to, similar to or substantially equivalent to Aiken's capacity with MDMI, UTI or any Affiliate of either MDMI or UTI, as applicable or (ii) would permit or require Aiken to direct, control or have substantial input into the strategy, marketing or operations of an entity competing with or seeking to compete with MDMI, UTI or any Affiliate of either MDMI or UTI. Notwithstanding the foregoing, Aiken may provide services to eVasc, L.P. ("eVasc") without


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violating the terms of this Agreement, provided that such services are performed in accordance with the provisions of Section 3 of that certain License and Technical Assistance Agreement between UTI and eVasc, as amended from time to time, ("License Agreement") and are charged for and billed by UTI in accordance with Section 4 of the License Agreement. For purposes of this Agreement, (i) "Affiliate" of a person or entity means any person or entity controlled by, controlling or under common control with such person or entity; provided, however, that for purposes of this Agreement, Aiken and MDMI shall not be considered Affiliates of each other, (ii) "Control" including the correlated terms "controlling," "controlled by" and "under common control with," shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or powers whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise, of a person or entity and (iii) "Non-Competition Period" shall mean the later of (X) five
(5) years after the date of this Agreement or (Y) one (1) year after the termination of Aiken's employment, if any, with MDMI, UTI or any of their Affiliates (or other arrangement pursuant to which Aiken provides services to MDMI, UTI or any of their Affiliates); provided, however, that in the event
Aiken is terminated without Cause or terminates his employment with Good Reason (as Cause and Good Reason are defined in that certain Employment Agreement of even date herewith among Aiken, UTI and MDMI), the Non-Competition Period shall be one (1) year following the date of termination; provided, further, that such Non-Competition Period may be extended beyond that one (1) year period at MDMI's sole option for up to four (4) successive six (6) month periods if prior to the applicable extension period MDMI pays Aiken a lump sum payment in an amount equal to six (6) months of Aiken's base salary as such base salary was in effect at the time of Aiken's termination.

                  (b) Geographic Extent of Covenant. The obligations of Aiken under Section 1(a) shall apply to any geographic area in which MDMI, UTI or any Affiliate of either MDMI or UTI currently conducts, or at the time of termination or expiration of Aiken's employment, if any, with MDMI, UTI or any Affiliate of either MDMI or UTI, conducts or has specific plans of which Aiken is aware to conduct business or provide services. Aiken hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 1 are reasonable and are no broader than necessary to protect the legitimate business interests of MDMI and UTI, including, without limitation, the ability of MDMI to realize the benefit of its bargain and enjoy the goodwill of UTI.

                  (c) Indirect Competition. Aiken further agrees that, during the Non-Competition Agreement, he will not, knowingly directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the foregoing provisions of this
Section 1 if such activity were carried out by Aiken, either directly or indirectly.

                  (d) Limitation on Covenant. Ownership by Aiken, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock, outstanding debt instruments or other securities convertible into capital stock or debt instruments of any corporation listed on a national securities exchange or publicly traded on any nationally recognized over-the-counter market shall not constitute a breach of this Section 1.

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                  2. No Interference; Nonsolicitation. During the
Non-Competition Period, Aiken agrees that he shall not take any action to interfere with the relationships between MDMI, UTI or any Affiliate of either MDMI or UTI, and their respective suppliers or customers, including, without limitation, former customers of UTI. During the Non-Competition Period, Aiken agrees that he shall not, directly or indirectly through another entity, (a) induce or attempt to induce any employee or independent contractor of MDMI, UTI or any Affiliate of either MDMI or UTI to leave the employ of MDMI, UTI or any Affiliate of either MDMI or UTI, as applicable, (b) hire any person who was an employee or independent contractor of MDMI, UTI or any Affiliate of either MDMI or UTI if such person was employed by MDMI, UTI or any Affiliate of either MDMI or UTI at any time during the one-year period prior to such hiring or (c) induce or attempt to induce any customer, supplier, licensee or other business relation of MDMI, UTI or any Affiliate of either MDMI or UTI to withdraw, curtail or cease doing business with MDMI, UTI or any Affiliate of either MDMI or UTI, as applicable.

                  3. Confidential Information.

                  (a) Except as permitted or directed by MDMI's Board of Directors or UTI's Board of Directors, Aiken agrees not to divulge, furnish or make accessible to anyone or use in any way (other than in connection with and in furtherance of Aiken's work on behalf of UTI or MDMI) any confidential or secret knowledge or nonpublic information of MDMI, UTI or any Affiliate of either MDMI or UTI that Aiken has acquired or become acquainted with prior to the date of this Agreement, whether developed by Aiken or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of MDMI, UTI or any Affiliate of either MDMI or UTI, any customer or supplier lists, details of relationships with customers, vendors, distributors or suppliers, financial information, details of operation, organization and management, business plans and strategies, information about employees and agents of MDMI, UTI or any Affiliate of either MDMI or UTI, any confidential or secret development or research work of MDMI, UTI or any Affiliate of either MDMI or UTI, any analyses, records or date generated from any such information of MDMI, UTI or any Affiliate of either MDMI or UTI, or any other confidential information or secret aspects of the business of MDMI, UTI or any Affiliate of either MDMI or UTI (collectively, "Confidential Information"). This Agreement shall not prohibit Aiken from complying with any subpoena or court order, provided that Aiken shall at the earliest practicable date provide a copy of the subpoena or court order to the President of MDMI, UTI or any Affiliate of either MDMI or UTI, as applicable, it being the parties' intention to give MDMI, UTI or any Affiliate of either MDMI or UTI a fair opportunity to take appropriate steps to prevent the unnecessary and/or improper use or disclosure of Confidential Information, as determined by MDMI, UTI or any Affiliate of either MDMI or UTI in its reasonable judgment.

                  (b) Aiken acknowledges that the Confidential Information constitutes a unique and valuable asset of MDMI and/or UTI, represents a substantial investment of time and expense by MDMI or UTI, as applicable, would be susceptible to immediate competitive application by a competitor of MDMI or UTI and that any disclosure or other use of such Confidential Information other than for the sole benefit of MDMI and/or UTI would be wrong and would


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cause irreparable harm to MDMI and/or UTI. Aiken agrees to refrain from any acts or omissions that would reduce the value of such Confidential Information to MDMI, UTI or any Affiliate of either MDMI or UTI. The foregoing obligations of confidentiality shall not apply to any Confidential Information that subsequently becomes generally publicly known in the form in which it was obtained from MDMI, UTI or any Affiliate of either MDMI or UTI, other than as a direct or indirect result of the breach of this Agreement by Aiken.

                  (c) Records Containing Confidential Information. "Confidential Records" means all documents and other records, whether in paper, electronic or other form, that contain or reflect Confidential Information. All Confidential Records prepared by or provided to Aiken are and shall remain the property of MDMI, UTI or any Affiliate of either MDMI or UTI. Except as permitted or directed by MDMI's Board of Directors or UTI's Board of Directors, Aiken shall not, at any time, directly or indirectly: (i) copy or use any Confidential Record for any purpose not relating directly to Aiken's work for MDMI, UTI or any Affiliate of either MDMI or UTI; or (ii) show, give, sell, disclose or otherwise communicate any Confidential Record or the contents of any Confidential Record to any person or entity other than MDMI, UTI or any Affiliate of either MDMI or UTI or a person or entity authorized by MDMI, UTI or any Affiliate of either MDMI or UTI, as applicable, to have access to the Confidential Record in question. Upon the termination of Aiken's employment, if any, with MDMI, UTI or any Affiliate of either MDMI or UTI, or upon the request of MDMI, UTI or any Affiliate of either MDMI or UTI, Aiken shall immediately deliver to the designated person (and shall not keep in Aiken's possession or deliver to any other person or entity) all Confidential Records and all other property of MDMI, UTI or any Affiliate of either MDMI or UTI in Aiken's possession or control. This Agreement shall not prohibit Aiken from complying with any subpoena or court order, provided that Aiken shall at the earliest practicable date provide a copy of the subpoena or court order to the President of MDMI, UTI or any Affiliate of either MDMI or UTI, as applicable, it being the parties' intention to give MDMI, UTI or any Affiliate of either MDMI or UTI a fair opportunity to take appropriate steps to prevent the unnecessary and/or improper use or disclosure of Confidential Records, as determined by MDMI, UTI or any Affiliate of either MDMI or UTI in its reasonable judgment.

                  (d) Third-Parties' Confidential Information. Aiken acknowledges that MDMI, UTI or any Affiliate of either MDMI or UTI have received and in the future will receive from third parties confidential or proprietary information, and that MDMI, UTI or any Affiliate of either MDMI or UTI must maintain the confidentiality of such information and use it only for authorized purposes. Aiken shall not use or disclose any such information except as authorized by MDMI, UTI or any Affiliate of either MDMI or UTI, as applicable or the third party to whom the information belongs.

                  4. Severability Provision. To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of this Agreement shall be unaffected. In furtherance of and not in limitation of the foregoing, it is expressly agreed that, should the duration or geographical extent of, or business activities covered by, this Agreement be finally determined to be in excess of that which is valid or enforceable under applicable law, such provision shall be construed to cover the maximum duration, extent or activities which may


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be validly or enforceably covered. Aiken acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

                  5. Remedies. Aiken acknowledges that it would be difficult to fully compensate MDMI and UTI for damages resulting from any breach by such party of the provisions of this Agreement. Accordingly, in the event of any actual or threatened breach of such provisions, MDMI and UTI shall (in addition to any other remedies which it may have) be entitled to temporary and/or permanent injunctive relief to enforce such provisions, and such relief may be granted without the necessity of proving actual damages. Aiken further acknowledges that this Agreement constitutes a material inducement to MDMI to consummate the transactions contemplated by the Purchase Agreement and that MDMI will be relying on the enforceability of this Agreement in consummating the transactions contemplated under the Purchase Agreement.

                  6. Remedies Cumulative. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

                  7. Complete Agreement. This Agreement and that certain Employment Agreement among Aiken, UTI and MDMI of even date herewith together constitute the entire agreement, and supersede all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto relating to the subject matter hereof. There are no representations, warranties, covenants, statements, conditions, terms or obligations, other than those contained herein, relating to the subject matter hereof. No amendments or modifications to or variations of this Agreement shall be deemed valid unless in writing and executed by MDMI, UTI and Aiken.

                  8. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to conflicts of law principles.

                  9. Venue. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the state or federal courts located in Philadelphia County, Pennsylvania. Aiken hereby consents to the jurisdiction of such courts and waives any right to transfer or change the venue of any litigation brought against Aiken by MDMI or UTI.

                  10. Assignment. Aiken may not assign this Agreement. The rights of MDMI and UTI under this Agreement may be assigned to any third party who succeeds to either MDMI's or UTI's business, as applicable.



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                  11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs and personal representatives and, to the extent permitted by Section 10, their respective successors and assigns.

                  12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of such counterparts shall together constitute a single agreement.

                  13. Headings. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.


                            [Signature Page follows]


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                  IN WITNESS WHEREOF, the parties hereto have each executed this
Agreement as of the date first written above.



                                 MEDICAL DEVICE MANUFACTURING, INC.

                                 By: /s/ ERIC M. POLLOCK
                                    ----------------------------------------
                                 Name:  Eric M. Pollock
                                 Title:  President & Chief Executive Officer


                                 UTI CORPORATION

                                 By: /s/ STEVEN D. NEUMANN
                                    ----------------------------------------
                                 Name: Steven D. Neumann
                                 Title: Vice President & Assistant Secretary




                                 /s/ BARRY AIKEN
                                 -------------------------------------------
                                 BARRY AIKEN



[signature page to Aiken Non-Competition Agreement]



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